AUTHORIZED PARTICIPANT AGREEMENT

MORGAN STANLEY PATHWAY FUNDS

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and BofA Securities, Inc. (the “Participant”) and is subject to acceptance by Brown Brothers Harriman & Co. (the “Transfer Agent/Index Receipt Agent”), and is further subject to acknowledgement and agreement by Morgan Stanley Pathway Funds (the “Trust”) on behalf of its designated series (each a “Fund” and collectively the “Funds”), solely with respect to Sections 4(c), 12(c), 13(b) and 13(c) herein. Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time and included in the Trust’s Registration Statement on Form N-lA, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent/Index Receipt Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Creation Units of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a third-party (“Participant Client’’), or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)  The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent/Index Receipt Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)  The Participant represents and warrants that it is and throughout the duration of this Agreement will be: (i) a br_oker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with applicable FINRA rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)  In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)  The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)  All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent/Index Receipt Agent each agrees to comply with the provisions of the then-current Prospectus provided by the Distributor, this Agreement, and the laws, rules, and regulations that are applicable to it in its respective role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)  Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)  The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as any applicable fee imposed on an Order (“Transaction Fee”) and taxes, are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

3.	AUTHORIZATION OF TRANSFER AGENT/INDEX RECEIPT AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent/Index Receipt Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent/Index Receipt Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent/Index Receipt Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC; provided, however, that the Participant shall not be bound or held liable for any loss, damage, liability, cost, or expense resulting from communication errors between the Transfer Agent or its designee and the NSCC, to the extent that such instructions between the Transfer Agent or its designee and the NSCC do not accurately reflect in all material respects the instructions communicated by the Participant to the Transfer Agent or its designee.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

(a)  The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor, the Trust, or the Funds’ adviser.

(b)  The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor, the Trust, or the Funds’ adviser or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed solely by the Participant, and (ii)

Participant and such Marketing Materials prepared by the Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)  The Trust represents and warrants that (i) the Registration Statement and the Prospectus is each effective, no stop order of the SEC has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Registration Statement and the Prospectus each conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national exchange; (vi) it will not lend Fund securities pursuant to any securities lending arrangement that will prevent the Trust from settling a Redemption Order; (vii) any and all Marketing Materials prepared by the Trust, the Distributor, or the Funds’ adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

(d)  Notwithstanding anything to the contrary in this Agreement, the term Marketing Materials shall not include (i) written materials prepared by the Participant that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared by and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports prepared by the Participant; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations (collectively, “Section 4(d) Materials”).

5.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any Participant Client that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the applicable Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any Participant Client , it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means reasonably satisfactory to the Trust, and in accordance with the provisions of the relevant Prospectus, immediately available or same day funds estimated by the Trust to be sufficient to pay the cash portion of the Order (“Cash Component”) as next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the applicable prospectus, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectus or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust; provided that the Participant shall only be responsible for such taxes, duties, or other fees and expenses to the extent allocable to the Participant’s purchases or redemptions of Creation Units.

7.	ROLE OF PARTICIPANT

(a)  Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request with reasonable notice, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement; provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that it reasonably believes (i) is confidential or proprietary in nature, or (ii) the disclosure of which to third parties would be prohibited by applicable law, rule, regulation or interpretation thereof.

(b)  The Participant agrees as a DTC Participant and in connection with any Purchase or Redemption Orders in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)  The Participant represents that from time to time, it may be a beneficial owner of Shares (as that term is defined in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares with no input from the Participant. The Distributor will vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion ( or abstentions) as the other beneficial owners of Shares of the applicable Fund or the Trust. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The Distributor may terminate this irrevocable proxy within sixty (60) days’ written notice to the Participant. This irrevocable proxy terminates upon termination of the Agreement.

(d)  The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

8.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a)  Concurrently with the execution of this Agreement, and from time to time thereafter as may be reasonably requested by the Funds, the Transfer Agent/Index Receipt Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent/Index Receipt Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent/Index Receipt Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent/Index Receipt Agent of a superseding certificate or of written notice (via e-mail attachment is permissible) from the Participant (via email is permissible for the Funds and Distributor but not the Transfer Agent) that an individual should be added to, or removed from, the certificate. Following the Participant’s transmission of a superseding certificate to the Transfer Agent, the Participant shall also send an e-mail to the Transfer Agent at BBH.AP.Services@bbh.com notifying the Transfer Agent of the addition or removal of an Authorized Person. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice (via e-mail attachment is permissible) of such fact to the Funds and the Transfer Agent/Index Receipt Agent, with a copy to the Distributor (via email is permissible for the Funds and Distributor but not the Transfer Agent), and such notice shall be effective upon receipt by the Funds, the Transfer Agent/Index Receipt Agent, and the Distributor.

(b)  The Transfer Agent/Index Receipt Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent/Index Receipt Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Transfer Agent/Index Receipt Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent/Index Receipt Agent. If an Authorized Person’ s PIN Number is compromised, the Participant shall contact the Transfer Agent/Index Receipt Agent promptly in writing (via e-mail attachment is permissible) in order for a new one to be issued. Upon receipt of written notice by the Transfer Agent/Index Receipt Agent and the Distributor as set forth in paragraph (a) of this section, the Transfer Agent/Index Receipt Agent agrees to issue a PIN Number as soon as reasonably practicable when the Participant adds an Authorized Person and shall cancel a PIN Number as soon as reasonably practicable when the Participant revokes a person’s authority to act for it, provided the Participant has notified both the Transfer Agent/Index Receipt Agent and the Distributor in writing that it has added/revoked an Authorized Person’s authority to act for it.

(c)  The Transfer Agent/Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent/Index Receipt Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent/Index Receipt Agent, or the Funds shall be liable, absent fraud, gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent/Index Receipt Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section This paragraph (c) shall survive the termination of this Agreement.

9.	REDEMPTIONS

(a)  The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b)  The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it, or the Participant client, as the case may be, (i) owns outright or will own (within the meaning of Rule 200 of Regulation SHO) as of the close of the business day on which the Redemption Order is placed, or has or will have full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption as of the Contractual Settlement Date, or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed (as contemplated by Rule 203(b)(l) of Regulation SHO) such that, in either case, the Participant can make good delivery of the Shares to the Trust on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant represents and warrants that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund on the Contractual Settlement Date in accordance with the Prospectus and on a “regular way” basis, or as otherwise required by the Trust.

(c)  The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)  In the event that the Distributor, Transfer Agent/Index Receipt Agent and/or the Trust reasonably believes in good faith that a Participant does not own or have available for delivery the requisite number of Shares to be redeemed as a Creation Unit on the Contractual Settlement Date, the Distributor, Transfer

Agent/Index Receipt Agent and/or Trust may require the Participant to deliver or execute supporting documentation evidencing ownership of sufficient Shares or its right to deliver sufficient Shares of the applicable Fund in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, the Trust, and/or the Transfer Agent/Index Receipt Agent, each in their reasonable discretion, the Distributor, Trust, and/or Transfer Agent/Index Receipt Agent may, without liability, reject the Participant’s Redemption Order.

(e)  In the event that the Participant receives securities in connection with a Redemption Order (“Fund Securities”) the value of which exceeds the value of the applicable Creation Unit at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

10.	BENEFICIAL OWNERSHIP

(a)  The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)  A Fund, the Distributor, and the Transfer Agent/Index Receipt Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

11.	OBLIGATIONS OF PARTICIPANT

(a)  Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent/Index Receipt Agent and/or the Distributor upon their reasonable request.

(b)  The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)  The Participant represents, covenants, and warrants that it has taken affirmative steps so that will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

12.	INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a)  The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent/Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, partners, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any claim, loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as an authorized participant under this Agreement; (iv) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions reasonably believed by the Distributor, the Trust, and/or the Transfer Agent/Index Receipt Agent to be genuine and to have been given by the Participant except to the extent that the Participant had previously terminated or revoked the authority used in giving such instructions and such termination or revocation was given by the Participant in accordance with the terms of Section 8 hereto; or (v) the Participant’s failure to complete an Order that has been accepted.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Participant, its affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act ( each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as distributor under this Agreement.

(c)  The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss, as may be limited by Section 13 hereof, incurred by such Trust Indemnified Party as a result of any breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such Fund.

(d)  In no case is the indemnification provided by any indemnifying party to be deemed to protect or indemnify an Indemnified Party against any Loss to which such Indemnified Party would otherwise be subject by reason of the Indemnified Party’s own willful misconduct, bad faith, or gross negligence in the performance of its obligations or duties under this Agreement.

13.	LIMITATION OF LIABILITY

This Section 13 shall survive the termination of this Agreement.

(a)  In no event shall any party and/or the Transfer Agent/Index Receipt Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever

(including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties and/or the Transfer Agent/Index Receipt Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party and/or the Transfer Agent/Index Receipt Agent be liable for the acts or omissions of OTC, NSCC or any other securities depository or clearing corporation.

(b)  Neither the Trust, the Distributor, the Transfer Agent/Index Receipt Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by an event of Force Majeure, which shall mean: (a) circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; pandemics, epidemics, public health emergencies or outbreaks (including but not limited to COVID 19), or any governmental order or requirement relating thereto); riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service, including but not limited to as a result of computer viruses; accidents, strikes or other labor disputes; acts of civil or military authority or governmental actions; or (b) any other circumstance or event which is unforeseeable or beyond the reasonable control of the Distributor, the Trust, the Transfer Agent/Index Receipt Agent, or the Participant, regardless of whether such circumstance or event is of a nature or type described in (a) above.

(c)  The Distributor, the Trust, and the Transfer Agent/Index Receipt Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent/Index Receipt Agent be liable for any losses incurred as a result of the unauthorized use of a PIN Number.

(d)  In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent/Index Receipt Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the perfonnance of its duties hereunder. The Transfer Agent/Index Receipt Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)  Neither the Trust, the Distributor nor the Transfer Agent/Index Receipt Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent/Index Receipt Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent/Index Receipt Agent. The Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 7(c).

(f)  The Transfer Agent/Index Receipt Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g)  The Distributor and the Transfer Agent/Index Receipt Agent undertake to perform only such duties as are expressly set forth therein, or expressly incorporated therein by reference or set forth in other written agreements between the parties, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent/Index Receipt Agent.

14.	INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

15.	RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

16.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor may electronically deliver the Prospectus, annual or semi-annual report, or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document.

The Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise. Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically.

17.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery. Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone number or electronic mail address indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent/Index Receipt Agent shall be directed to the address or telephone number or electronic mail address indicated below the signature line of such party.

18.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)  This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b)  No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c)  This Agreement may not be amended, modified, and/or supplemented, except by a writing signed by all the parties hereto, with a copy to the Transfer Agent/Index Receipt Agent. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

19.	SUBCUSTODIAN ACCOUNT

The Participant understands and agrees that in the case of any Fund that invests in international or global equity securities, the Trust has caused its custodian, as defined in the Prospectus, to maintain with the applicable sub-custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant customer in connection with any creation order, with any appropriate adjustments as advised by such sub-custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

20.	GOVERNING LAW

This Section 20 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and waive any claim of forum non conveniens. The parties further waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21.	ARBITRATION

Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in the State of New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof

22.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

23.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

24.	HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

25.	ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

FORESIDE FUND SERVICES, LLC

By: /s/ Teresa Cowan

Name: Teresa Cowan
Title: President
Address: Three Canal Plaza, Suite 100
Portland, Maine 04101
Telephone: 207-5 53-7100
E-mail: etp-services@acaglobal.com
Date: December 5, 2024

BofA Securities, Inc.

DTC/NSCC Clearing Participant Code: 161/551

By: /s/ Randall Chalfin

Name:   Randall Chalfin

Title:   Director

Address: One Bryant Park New York, NY 10036

Telephone: 646-743-1192

E-mail: randall.chalfin@bofa.com

Date:  12/04/2024

ACCEPTED BY:

BROWN BROTHERS HARRIMAN & CO. as Transfer Agent/Index Receipt Agent

By:	/s/ Elizabeth E. Prickett
Name:	Elizabeth E. Prickett
Title:	Principal
Telephone:	617-772-1188
Date:	December 5, 2024

ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO SECTIONS 4(c), 12(c), 13(b), and 13(c) HEREOF:

MORGAN STANLEY PATHWAY FUNDS

By:	/s/ Allyson. E. Wallace
Name:	Allyson. E. Wallace
Title:	Managing Director
Address:	1585 Broadway New York, NY
Telephone:	212-296-7170
E-mail:	ally. wallace @morganstanley.com
Date:	12/4/24

ATTACHMENT A

AUTHORIZED PERSONS

DTC Number 161 Team

[Insert AP Form of Certification for Authorized Persons]

NAME[1]	TITLE[1]	SIGNATURE[1]	TELEPHONE NUMBER[1]	E-MAIL ADDRESS[1]	User Location (Country)	PERMISSION [2]*
Jill Laverty	Managing Director		212-449-8627	Jill.laverty@bofa.com	USA	ET
Robert Seminara	Associate		212-449-8627	Robert.seminara @bofa.com	USA	ET
Jake Mauro	VP		212-449-8627	Jake.mauro @bofa.com	USA	ET
Timothy Sullivan	Associate		212-449-8627	Timothy.l.sullivan @bofa.com	USA	ET
Perry Reynolds	VP		212-449-8627	Perry.reynolds @bofa.com	USA	ET
Michael Ward	Associate		212-449-8627	Michael.ward @bofa.com	USA	ET

ATTACHMENT A AUTHORIZED PERSONS DTC Number 161 Team
[Insert AP Form of Certification for Authorized Persons]
TELEPHONE E-MAIL User PERMISSION(2)#
(I) TITLE(1) SIGNATURE(1) NUMBER(1) ADDRESS(1) Location (2)•
(Country) Jill Laverty Managing 212-449-8627 Jill.laverty@b USA ET Director bofa.com
Associate 212-449-8627 Robert.seminara USA ET Robert Seminara @bofa.com VP 212-449-8627 Jake.mauro USA ET Jake Mauro @bofa.com Associate 212-449-8627 Timothy.l.sulliv USA ET Timothy an @bofa.com Sullivan VP 212-449-8627 Perry.reynolds USA ET Perry Reynolds @bofa.com Michael Ward Associate 212-449-8627 Michael.ward USA ET @bofa.com

AUTHORIZED PERSONS

DTC Number 551 Team

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*
Jessica Telega	AVP	Jessica Telega	212-670-0775	Jessica.a.telega@bofa.com	USA	ET
Demo F Clarke	AVP	[signature]	212-670-0775	demo.clarke@bofa.com	USA	ET
Samantha Trainor	Sr. Analyst	[signature]	212-670-0775	Samantha.trainor@bofa.com	USA	ET
Frances Vangieson	Sr. Analyst	[signature]	212-670-0775	Frances.Vangieson@bofa.com	USA	ET
Pamela London	VP	Pamela London	212-670-0775	pamela.london@bofa.com	USA	ET
Gil Esquivel	VP	[signature]	212-670-0775	gil.esquivel@bofa.com	USA	ET
Ryan Goltry	VP	[signature]	212-670-0775	ryan.goltry@bofa.com	USA	ET
Karen Scott	AVP	Karen Scott	212-670-0775	k.scott@bofa.com	USA	ET

Date: 12/04/2024
Certified By (Signature): Randall Chalfin
Print Name: Randall Chalfin
Title: __Director______________________

AUTHORIZED PERSONS DTC Number 551 Team TElEPHONE E-MAll User PERMl~IOfl NUMBER 111 ADORESS 11l Location -f2l* ~ ~ SIGNATURE• 11 (Country) Jessica Telega AVP 212-610-0ns Jessica.a.telega@b USA ET ofa.com ‘ Demo f Clarke AVP 212-670-0775 demo.clarke@bofa USA ET .com Sr.Analyst 212-670-0775 Samantha.trainor@b USA ET ofa.com Samantha Trainor Frances Vangieson Sr. Analyst 212-670-0775 Frances.Vangieson@ USA ET bofa.com VP 212-670-0775 pamela.london@b USA ET ofa.com Pamela London VP 212-670-0775 gil.esqui¥•el@bofa.co USA ET m Gil Esquivel Ryan Goltry VP 212-670-0775 ryan.goltry@bofa. USA ET com Karen Scott AVP 212-670-0775 k.~cott@bofa.com USA ET Date: 12/04/2024 Certified By (Signature): Print Name: Randall Chalfin V Title: _Director_ _